UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of earliest event reported):
January 26, 2007
IOMAI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51709 (Commission File Number)	52-2049149 (IRS Employer Identification No.)
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
(Address of principal executive offices and zip code)
(301) 556-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
On January 26, 2007, Iomai Corporation (the “Company”) and ARE-20/22/1300 Firstfield Quince Orchard, LLC (the “Landlord”) entered into a Sixth Amendment to Lease (the “Amendment”). The Company and the Landlord are parties to a Lease dated as of December 18, 2000, as modified by five amendments and a letter agreement (the “Lease”), under which the Company leases its primary research, manufacturing and administrative space at 20 Firstfield Road, Gaithersburg, Maryland (the “Facility”). The Amendment provides that, among other things, the Company will lease an additional 7,015 square feet in the Facility, comprised of (a) 1,365 square feet currently under lease by a third party until July 1, 2007 (“Expansion Space A”), and (b) 5,650 square feet currently under lease another third party until September 1, 2007 (“Expansion Space B”). Upon leasing the additional space under the Amendment, the Company will be leasing the entire Facility.
Under the Amendment, the Company is expected to begin leasing and paying a monthly rent of $3,242 for Expansion Space A beginning on July 1, 2007, and to begin leasing and paying a monthly rate of $13,419 for Expansion Space B beginning on September 1, 2007. The Amendment does not change the May 2013 expiration date of the Lease. The Company will continue to pay its proportionate share of the operating expenses of the Facility.
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
(d)	Exhibits.

10.11.9	Sixth Amendment to Lease dated January 26, 2007 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION
Date: January 30, 2007	By:	/s/ Russell P. Wilson
		Name:	Russell P. Wilson
		Title:	Chief Financial Officer

EXHIBIT INDEX
The following designated exhibits are filed herewith:

Exhibit No.	Description

10.11.9	Sixth Amendment to Lease dated January 26, 2007 by and between Iomai Corporation and ARE 20/22/1300 Firstfield Quince Orchard, LLC.